 As submitted to the Securities and Exchange Commission on November 14, 2024

Registration No. 333-269415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Bluerock Homes Trust, Inc.

(Exact name of registrant as specified in its charter)

1345 Avenue of the Americas

32nd Floor

New York, NY 10105

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jordan Ruddy
Bluerock Homes Trust, Inc.
1345 Avenue of the Americas

32nd Floor

New York, NY 10105

(212) 843-1601

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard P. Cunningham, Jr., Esq. Kathryn A. Lawrence, Esq. Williams Mullen 200 South 10th Street, Suite 1600 Richmond, Virginia 23219 (804) 420-6000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ Reg. No. 333-269415

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐	Non-Accelerated Filer	☒
Smaller reporting company	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-269415) is filed pursuant to Rule 462(d) under the Securities Act solely to add an exhibit not previously filed with respect to such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits

               (b) The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit

23.1	Consent of Plante Moran, PC

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of November, 2024.

BLUEROCK HOMES TRUST, INC.

/s/ R. Ramin Kamfar
By:	R. Ramin Kamfar,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on November 14, 2024.

	Signature	Title	Date

	/s/ R. Ramin Kamfar	Chief Executive Officer	November 14, 2024
	R. Ramin Kamfar	(Principal Executive Officer) and
Chairman of the Board of Directors

	/s/ Christopher J. Vohs	Chief Financial Officer and Treasurer	November 14, 2024
	Christopher J. Vohs	(Principal Financial Officer and Principal Accounting Officer)

	/s/ I. Bobby Majumder*	Director	November 14, 2024
I. Bobby Majumder

	/s/ Elizabeth Harrison*	Director	November 14, 2024
Elizabeth Harrison

	/s/ Kamal Jafarnia*	Director	November 14, 2024
Kamal Jafarnia

	/s/ Romano Tio*	Director	November 14, 2024
Romano Tio

*By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Attorney-in-fact